UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

GLOBAL RESOURCE ENERGY INC
Exact name of registrant as specified in its charter

Nevada	333-157558	68-06777348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Rd Suite 172, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

(555) 532-42707090
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective March 1, 2013 the Board of Directors of GLOBAL RESOURCE ENERGY INC. a Nevada corporation (the "Company"), accepted the resignation of Robert Alan Baker as the President/Chief Executive Officer, Secretary, Treasurer and the sole member of the Board of Directors of the Company. Mr. Baker’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Simultaneously, Mr. Roland Hutzler was appointed the sole member of the Board of Directors and as the President/Chief Executive Officer, Secretary and Treasurer of the Company.

Biography

Mr. Roland Hutzler for the past ten years has been a self-employed businessman who has undertaken consulting work for various companies by way of providing investor relations and assistance in contract negotiations’, as well as taking private companies public. For the last 3 years in addition to his private consulting business he has worked in the Telecommunications industry.

Mr. Hutzler intents to devote a substantial amount of his time to the Company and intends to seek out acquisitions for the Company in various sectors, including but not limited to the alternative energy sector.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL RESOURCE ENERGY INC.

Dated: March 4, 2013	By:	/s/ Roland Hutzler
	Name:	Roland Hutzler
`	Title:	Chief Executive Officer